UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2020

DERMTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38118	84-2870849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11099 N. Torrey Pines Road, Suite 100

La Jolla, CA 92037

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code (858) 450-4222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DMTK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer Claudia Ibarra Designated as Section 16 Officer and Principal Operating Officer

On March 18, 2020, the Board of Directors, or the Board, of DermTech, Inc., or the Company, designated Claudia Ibarra as an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as the Company’s principal operating officer. Ms. Ibarra joined the Company in October 2019 as the Company’s Chief Operating Officer, and following a transition period she has assumed day-to-day leadership of the Company’s operations function and has been designated the Company’s principal operating officer.

Ms. Ibarra, age 57, has over 25 years of experience in clinical laboratory operations, in the areas of oncology, immunology and molecular biology. From February 2012 through October 2019, Ms. Ibarra served in various management roles for Exagen Inc., including most recently as Senior Vice President of Laboratory Operations. From March 2006 through February 2012, Ms. Ibarra served in various roles of increasing responsibility at Genoptix, Inc., most recently as the Director of the Molecular Oncology Laboratory and the Molecular Genetic Training Program Coordinator. She also has experience at other reference clinical laboratories focused on immunology and solid tumors. Ms. Ibarra holds a degree in Biochemistry with specialization in clinical laboratory science from the University of Buenos Aires, Argentina and a California License as Clinical Laboratory Scientist.

Ms. Ibarra does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Ms. Ibarra and any other person pursuant to which Ms. Ibarra was selected to serve as Chief Operating Officer of the Company. There have been no transactions involving Ms. Ibarra that would require disclosure under Item 404(a) of Regulation S-K under the Exchange Act. In connection with Ms. Ibarra’s designation, Ms. Ibarra and the Company have entered into an indemnification agreement in the form the Company has entered into with certain of its other executive officers, which form is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38118) filed by the Company with the Securities and Exchange Commission on September 5, 2019. Under this agreement, the Company will agree, among other things, to indemnify Ms. Ibarra for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by Ms. Ibarra in any action or proceeding arising out of her service as one of the Company’s executive officers.

Pursuant to Ms. Ibarra’s Offer of Employment, or Employment Agreement, Ms. Ibarra reports to the Company’s Chief Executive Officer. The Employment Agreement does not provide for a specified term of employment and Ms. Ibarra’s employment is on an at-will basis. Pursuant to the Employment Agreement, Ms. Ibarra is entitled to an annual base salary of $285,000, is eligible to receive an annual target performance bonus of up to 20% of her annual base salary, and, subject to the approval of the Board, an incentive stock option to purchase, or restricted stock units representing, up to 137,500 shares of Company common stock, on vesting terms similar to the vesting terms set forth in equity awards previously granted to other officers of the Company. On January 14, 2020, the Compensation Committee of the Board, or the Compensation Committee, granted 110,625 restricted stock units, or RSUs, representing the contingent right to receive Company common stock, to Ms. Ibarra, or the Equity Award. Three sixteenths (3/16) of the RSUs under the Equity Award vest on September 7, 2020 and the remaining thirteen sixteenths (13/16) vest in 13 equal installments of one sixteenth (1/16) on the seventh day of each third month following September 7, 2020 until the final vesting date on December 7, 2023, subject to certain acceleration events described in Ms. Ibarra’s award agreement evidencing such RSUs. The Equity Award is subject to the terms of the Company’s Amended and Restated 2010 Stock Plan, or the Stock Plan, and the award agreement thereunder. Additionally, pursuant to the Employment Agreement, Ms. Ibarra received a sign-on bonus of $25,000, which must be repaid to the Company if Ms. Ibarra voluntarily terminates her employment within 12 months of her initial start date. Ms. Ibarra is also eligible to participate in the Company’s employee benefit plans, as may be maintained by the Company from time to time, on the same terms as other similarly situated employees of the Company.

Under the Employment Agreement, if Ms. Ibarra is terminated by the Company other than for cause, death or disability, she is entitled to (i) a lump sum severance payment equal to six months of her then in effect base salary, (ii) payment by the Company of the premiums required to continue health care benefits for a period of six months and (iii) six months of additional vesting of any remaining unvested equity awards. In addition, if Ms. Ibarra is terminated other than for cause, death or disability, or resigns for good reason (as defined in the Employment Agreement), beginning three months prior to and ending 18 months following a change in control (as defined in the Stock Plan) she is entitled to receive full acceleration of vesting of any remaining outstanding and unvested equity awards.

A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by the Employment Agreement, which is incorporated herein by reference.

2020 Corporate Bonus Plan

On March 18, 2020, at the recommendation of the Compensation Committee, the Board approved the 2020 Corporate Bonus Plan, or the 2020 Bonus Plan, a performance-based cash bonus plan pursuant to which the Board sets target cash bonus amounts for certain eligible Company personnel, including the Company’s named executive officers and principal financial officer. Eligible participants include all employees with an employment start date prior to October 1, 2020 who are not eligible to participate in other cash-based incentive compensation or bonus programs of the Company for the 2020 fiscal year.

For all participants in the 2020 Bonus Plan, the Board established target payout percentages to be based on the actual wages earned by such participants during the 2020 fiscal year. Target payout percentages are based on 100% achievement of specified corporate objectives. A threshold applies to each objective. The aggregate potential payout would be up to 122% of the target payout percentage upon the Company’s exceeding targets for the specified corporate objectives and achieving stretch goals.

Target bonuses for the named executive officers and the principal financial officer of the Company will range from 35% to 60% of such executive officer’s actual wages earned during the 2020 fiscal year. Specifically, the target bonus will be 60% for Chief Executive Officer John Dobak, M.D., 50% for Chief Commercial Officer Todd Wood and 35% for each of Chief Medical Officer Burkhard Jansen, M.D. and Chief Financial Officer Kevin Sun, with maximum payouts of 73.2%, 61% and 42.7%, respectively. The amount of the bonus, if any, paid to each such executive officer will be based on the Company’s achievement level against the corporate objectives, as approved by the Compensation Committee. The corporate objectives consist primarily of financial objectives and product milestones, and also include a 20% discretionary component based on additional corporate goals.

The Compensation Committee will administer the 2020 Bonus Plan and has authority to use its discretion to approve goals and bonus targets, adjust goals and bonus payments, and determine goal achievement, and to modify, increase or decrease any bonus payments at any time and regardless of whether any of the performance goals are achieved. Bonuses under the 2020 Bonus Plan will be paid following the end of the 2020 fiscal year based on the goals that have been achieved, and any bonus tied to a goal related to the Company’s audited financial statements will be paid after the financial statement audit is complete. Participants must be employed and in good standing on the date that the bonus is paid in order to be eligible to receive the bonus payment.

A copy of the 2020 Bonus Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing description of the 2020 Bonus Plan is a summary only and is qualified in its entirety by the 2020 Bonus Plan, which is incorporated herein by reference.

Equity Award to Chief Executive Officer

On March 18, 2020, the Board approved a discretionary grant to Dr. Dobak under the Stock Plan of RSUs representing the contingent right to receive 17,842 shares of Company common stock. All of the RSUs awarded to Dr. Dobak vest in a single installment on March 18, 2021, subject to certain acceleration events described in Dr. Dobak’s award agreement evidencing such RSUs.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Offer of Employment Letter, dated September 23, 2019, from the Company to Claudia Ibarra.

*10.2	2020 Corporate Bonus Plan.

*The schedule to this exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of the omitted schedule will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMTECH, INC.

Date: March 24, 2020	By:	/s/ Kevin Sun
Name: Kevin Sun
Title: Chief Financial Officer